UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2015

ALTISOURCE RESIDENTIAL CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	001-35657	46-0633510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Altisource Asset Management Corporation
36C Strand St.
Christiansted, United States Virgin Islands 00820
(Address of principal executive offices)

Registrant’s telephone number, including area code: (340) 692-1055
Not applicable.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.
The annual meeting (the “Annual Meeting”) of the stockholders of Altisource Residential Corporation (the “Company”) was held on May 27, 2015. On the record date for the Annual Meeting (April 9, 2015), an aggregate of 57,203,211 shares of common stock were outstanding and entitled to vote at the Annual Meeting. The final results for each matter submitted to a vote of stockholders at the Annual Meeting were as follows:

(i)	The following directors were elected to serve until the Company's 2016 Annual Meeting of Stockholders and until their successors are duly elected and qualified by the following vote:

Name	For	Withheld	Broker Non-Votes
David B. Reiner	35,046,050	15,733,467	3,261,521
Michael A. Eruzione	32,561,846	18,217,671	3,261,521
Robert J. Fitzpatrick	35,046,072	15,733,445	3,261,521
James H. Mullen, Jr.	34,992,607	15,786,910	3,261,521

(ii)	The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015 was ratified by the following vote:

For	Against	Abstentions	Broker Non-Votes
53,175,066	410,314	455,658	—

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By:     /s/ Stephen H. Gray
Name: Stephen H. Gray
Title: General Counsel and Secretary

Dated:     May 29, 2015